Exhibit 99.1

FOR IMMEDIATE RELEASE

NOVEMBER 6, 2012

Contact:	Jill McMillan, Director of Public & Industry Affairs
Phone: 214-721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX TO PRESENT NOVEMBER 15 AT

RBC CAPITAL MARKETS 2012 MLP CONFERENCE

DALLAS, November 6, 2012 — Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) announced today that William W. Davis, Executive Vice President and Chief Operating Officer will present at the RBC Capital Markets 2012 MLP Conference at The Ritz-Carlton, Dallas at 10:30 a.m. Central time on Thursday, November 15.

Interested parties can listen to a live audio web cast of Crosstex’s presentation and download the related presentation material by visiting the company’s web site at www.crosstexenergy.com. Click on the Investors page and then Event Calendar for either Crosstex Energy, L.P. or Crosstex Energy, Inc. A replay of the presentation will be archived on the web site shortly after the presentation is concluded and will be available for 30 days.

Michael J. Garberding, Senior Vice President and Chief Financial Officer also will attend the conference and meet with investors.

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,500 miles of natural gas, natural gas liquids, and oil pipelines, 10 processing plants and four fractionators. The Partnership also operates barge terminals, rail terminals, product storage facilities, brine water disposal wells and an extensive truck fleet.

Crosstex Energy, Inc. owns total general and limited partner interest of 22 percent and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

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